INVESTMENT MANAGEMENT AGREEMENT

     AGREEMENT made as of May 9, 2002 between UBS PW CREDIT & RECOVERY FUND, L.L.C., a Delaware limited liability company (the "Fund"), and PW fund advisor, l.l.c. (the "Manager"), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company and desires to retain the Manager as investment adviser to furnish certain investment advisory and portfolio management services to the Fund, and the Manager is willing to furnish these services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints the Manager as investment adviser of the Fund for the period and on the terms set forth in this Agreement. The Manager accepts this appointment and agrees to render the services herein set forth, for the compensation herein described.

     2. DUTIES AS INVESTMENT ADVISER.

     (a) Subject to the supervision of the Fund's Board of Directors (the "Board"), the Manager will have full discretion and authority (i) to manage the assets and liabilities of the Fund and (ii) to manage the day-to-day business and affairs of the Fund. In furtherance of and subject to the foregoing, the Manager will have full power and authority on behalf of the Fund, among other matters:

     (1) to purchase, sell, exchange, trade and otherwise deal in and with securities and other property of the Fund and to loan securities of the Fund;

     (2) to do any and all acts and exercise all rights with respect to the Fund's interest in any person, firm, corporation, partnership or other entity, including, without limitation, voting interests of the Investment Funds (as defined in the Fund's Confidential Memorandum (the "Memorandum"));

     (3) to enter into agreements with the Investment Funds irrevocably to forego the Fund's right to vote its interests or shares of the Investment Funds;

     (4) to enter into agreements with the Investment Funds that provide for, among other things, the indemnification by the Fund of the Investment Funds and the Investment Managers (as defined in the Memorandum) to the same or different extent as provided for in respect of the Manager, and to terminate such agreements;

     (5) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Manager considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions, subject to Paragraph 2(b);

     (6) to borrow from banks or other financial institutions and to pledge Fund assets as collateral therefor, to trade on margin, to exercise or refrain from exercising all rights regarding the Fund's investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to the Fund's investors (the "Members") with respect to repurchases of interests in the Fund ("Interests") and the payment of Fund expenses, including those relating to the organization and registration of the Fund;

     (7) to call and conduct meetings of Members at the Fund's principal office or elsewhere as it may determine and to assist the Board in calling and conducting meetings of the Board;

     (8) to engage and terminate such attorneys, accountants and other professional advisers and consultants as the Manager may deem necessary or advisable in connection with the affairs of the Fund or as may be directed by the Board;

     (9) to engage and terminate the services of persons other than the Subadvisers (the engagement of which shall be subject to Paragraph 2(a)(13)) to assist the Manager in providing, or to provide under the Manager's control and supervision, advice and management to the Fund at the expense of the Manager and to terminate such services;

     (10) as directed by the Board, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;

     (11) if directed by the Board, to arrange for the purchase of (A) one or more "key man" insurance policies on the life of any principal of a member of the Manager, the benefits of which are payable to the Fund, or (B) any insurance covering the potential liabilities of the Fund or relating to the performance of the Board or the Manager, or any of their principals, directors, officers, members, employees and agents;

     (12) to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are, in the opinion of the Manager, necessary and appropriate for the conduct of the business of the Fund without the act, vote or approval of any other Members or person; and

     (13) (A) to direct the formulation of investment policies and strategies for the Fund using a multi-asset and multi-manager strategy whereby some or all of the Fund's assets may be committed from time to time by the Manager to the discretionary management of one or more Subadvisers (as defined in the Memorandum), the selection of which shall be subject to the approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from the provisions of the 1940 Act requiring such approval,
          (B) to enter into agreements with the Subadvisers that provide for, among other things, the indemnification by the Fund of the Subadvisers to the same or different extent as provided for in respect of the Manager, and to terminate such agreements, (C) to authorize the payment of fees and allocations of profits to Subadvisers pursuant to their respective governing documents and any rebates or reductions of such fees or allocations which shall be for the benefit of the Fund and (D) to identify appropriate Subadvisers, assess the most appropriate investment vehicles (general or limited partnerships, limited liability companies, separate managed accounts or other investment vehicles (pooled or otherwise)) that invest or trade in securities, and determine the assets to be committed to each Subadviser and invested through the Subadviser, which investments shall be subject in each case to the terms and conditions of the respective governing documents used by the Subadviser.

     (b) The Manager, in its discretion, may use brokers who provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and the Manager may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Manager's good faith determination that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Manager to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. Whenever the Manager simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Manager, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

     (c) The Fund hereby authorizes the Manager and any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Fund, which transaction is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation by the Manager or any person or entity associated with the Manager.

     3. SERVICES NOT EXCLUSIVE. The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager or its affiliates, who also may be a Director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

     4. EXPENSES.

     (a) During the term of this Agreement, the Fund will bear all expenses incurred in the business of the Fund, other than those not specifically assumed by the Manager and other service providers pursuant to their agreements with the Fund. Expenses to be borne by the Fund will include, but are not limited to, the following:

     (1) all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, shareholder servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends, and expenses from investments in Investment Funds;

     (2) all costs and expenses associated with the organization, operation and registration of the Fund, certain offering costs and the costs of compliance with any applicable Federal or state laws;

     (3) the costs and expenses of holding any meetings of any Members that are regularly scheduled, permitted or required to be held under the terms of the Fund's Limited Liability Company Agreement (the "LLC Agreement"), the 1940 Act or other applicable law;

     (4) the fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

     (5) the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Manager or its affiliates, PW Fund Advisor, L.L.C. in its administrative capacity ("PWAdmin"), or the Directors;

     (6) all costs and expenses associated with the organization of the Investment Funds managed by Subadvisers and with the selection of Investment Managers and Investment Funds, including due diligence and travel-related expenses;

     (7) all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

     (8) all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties;

     (9) all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund;

     (10) the fees of custodians and other persons providing administrative services to the Fund; and

     (11) such other types of expenses as may be approved from time to time by the Board.

     (b) The payment or assumption by the Manager of any expenses of the Fund that the Manager is not required by this Agreement to pay or assume shall not obligate the Manager to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

     5. COMPENSATION. In consideration for the provision by the Manager of its services hereunder, the Fund will pay the Manager a monthly fee (the "Investment Management Fee") at the annual rate of 1.45% of the Fund's "net assets" for the month, excluding assets attributable to the capital accounts, if any, of the Manager and PWAdmin. "Net assets" shall equal the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund calculated before giving effect to any repurchase of interests. The Investment Management Fee will be computed based on the net assets of the Fund as of the start of business on the first business day of the period to which the Investment Management Fee relates, after adjustment for any applications effective on such date, and will be payable in arrears. The Investment Management Fee will be appropriately pro-rated based on the number of days in such period.

     6. LIMITATION OF LIABILITY OF THE MANAGER. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Members in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of the Manager or its affiliates, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of the Manager even though compensated by it.

     7. INDEMNIFICATION.

     (a) The Fund will indemnify the Manager and its affiliates, and each of their members, directors, officers and employees and any of their affiliated persons, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Fund, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following:
(i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Directors who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Fund shall advance to an Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Manager agrees, and each other Indemnified Person will be required to agree as a condition to any such advance, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this Paragraph 7. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

     (b) Notwithstanding any of the foregoing, the provisions of this Paragraph 7 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 7 to the fullest extent permitted by law. The provisions of this Paragraph 7 shall survive the termination or cancellation of this Agreement.

     8. DURATION AND TERMINATION.

     (a) This Agreement will become effective on the date the Fund commences investment operations, provided that this Agreement will not take effect unless it has first been approved (i) by a vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by vote of a majority of the outstanding voting securities of the Fund.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date the Fund commences investment operations. Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

     (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the Manager or by the Manager at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.

     9. USE OF NAME. The Fund agrees that "UBS" is a registered service mark owned by UBS AG and that, at the Manager's request, it will take all necessary action to change the name of the Fund to a name not including "UBS" or "PW" in any form or combination within 10 days of the Manager's request, that the Fund's failure to do so is not compensible by monetary damages and that the Manager shall be entitled to equitable relief to enforce the Fund's obligation hereunder. The provisions of this Paragraph 9 shall survive the termination or cancellation of this Agreement.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. CONSENT TO JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, Paragraph 9 may be brought against the Fund in the courts of the State of New York, County of New York, or, if the Adviser has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and the Fund hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on the Fund anywhere in the world.

     13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                     PW FUND ADVISOR, L.L.C.


                                     By: /s/ Mitchell A. Tanzman
                                         ----------------------------------
                                         Name:  Mitchell A. Tanzman
                                         Title: Authorized Person

                                     UBS PW CREDIT & RECOVERY FUND, L.L.C.

                                     By: /s/ Mitchell A. Tanzman
                                         ----------------------------------
                                         Name:  Mitchell A. Tanzman
                                         Title: Authorized Person